Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION OR QUALIFICATION THEREFROM.

Warrant No. 1	Original Issue Date: June 1, 2026

COMMON STOCK PURCHASE WARRANT

Issuer:	Phoenix Motor, Inc., a Delaware corporation (the “Company”), traded on OTC Markets under the symbol “PEVM.”

Holder:	Concrete Jungle Ltd., a company organized and existing under the laws of the British Virgin Islands (together with its permitted assigns, the “Holder”).

THIS WARRANT TO PURCHASE COMMON STOCK (this “Warrant”) certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder is entitled to purchase from the Company, upon the terms and subject to the conditions set forth herein, 80,896 fully paid and non-assessable shares of the Company’s Common Stock (as defined below) (the “Warrant Shares”) at an exercise price per share equal to $3.00 (the “Exercise Price”), subject to adjustment as provided herein. The number of Warrant Shares and the Exercise Price shall be subject to adjustment as set forth in Section 4.

SECTION 1. DEFINITIONS

As used in this Warrant, in addition to terms defined elsewhere in this Warrant, the following terms shall have the meanings set forth below:

“Aggregate Exercise Price” means, with respect to any particular exercise of this Warrant, an amount equal to the product of (a) the Exercise Price multiplied by (b) the number of Warrant Shares being purchased in such exercise.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, a day on which the Company is closed, or a day on which banks in New York, New York are required by law to be closed.

“Closing Date” means the date on which the closing of the transaction or agreement pursuant to which this Warrant is being issued occurs, as specified in the definitive agreement between the Company and the Holder.

“Closing Price” means the last reported sale price per share of Common Stock on OTC Markets (or, if not then traded on OTC Markets, on such other Trading Market on which the Common Stock is then principally listed or quoted) on a given Trading Day, as reported by OTC Markets (or a comparable successor reporting service).

“Common Stock” means the common stock, par value $0.0004 per share, of the Company, and any securities into which such Common Stock may hereafter be reclassified or for which it may be exchanged pursuant to the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exercise Period” means the period commencing on the Original Issue Date and ending at 5:00 p.m. (Eastern Time) on the Expiration Date, unless this Warrant is earlier terminated in accordance with its terms.

“Exercise Price” has the meaning set forth in the preamble to this Warrant, as adjusted from time to time in accordance with Section 4.

“Expiration Date” means the date that is five (5) years after the Closing Date.

“Fair Market Value” per share of Common Stock means (a) if the Common Stock is then traded or quoted on a Trading Market, the average of the Closing Prices for the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination; or (b) if the Common Stock is not then listed or quoted on any Trading Market and no reported prices are available, the fair market value per share as determined in good faith by the Board, which determination shall be conclusive absent manifest error.

“Fully Diluted Basis” means on a basis that assumes that this Warrant and each other outstanding warrant, option, convertible security or similar instrument are fully exercised or converted (and the applicable exercise or conversion price paid to the Company) prior to any distribution of Company assets; provided, however, that any such instrument that, on the date of determination, has an exercise or conversion price that exceeds the value of the securities for which it is exercisable or convertible shall be deemed not to have been exercised or converted for purposes of such calculation. The Company represents and warrants that the number of Warrant Shares was calculated on a Fully Diluted Basis.

“Notice of Exercise” means a written notice of exercise in substantially the form attached hereto as Exhibit A, duly executed by the Holder.

“OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB, OTCID, and Pink Limited.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Trading Day” means any day on which OTC Markets (or such other Trading Market on which the Common Stock is then listed or quoted) is open for the trading of Common Stock and on which a Closing Price is reported.

“Trading Market” means any nationally recognized securities exchange, inter-dealer quotation system, or over-the-counter market on which the Common Stock is listed or quoted for trading, including OTC Markets, the Nasdaq Capital Market, the NYSE American, or any successor thereto.

“Warrant Shares” has the meaning set forth in the preamble to this Warrant, as adjusted from time to time in accordance with Section 4.

SECTION 2. TERM

2.1 Term. This Warrant shall be exercisable, in whole or in part, at any time and from time to time during the Exercise Period. This Warrant shall automatically expire and become void and of no further force or effect at 5:00 p.m. (Eastern Time) on the Expiration Date. Any portion of this Warrant not exercised prior to the Expiration Date shall be forfeited and cancelled without any further action required by any party.

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SECTION 3. EXERCISE OF WARRANT

3.1 Manner of Exercise. This Warrant may be exercised, in whole or in part, during the Exercise Period by the Holder by delivering to the Company, at its principal executive offices (or such other address as the Company may designate by notice to the Holder), the following: (a) this Warrant (or, if claimed lost, an affidavit of loss and indemnity reasonably satisfactory to the Company); (b) a duly executed Notice of Exercise specifying the number of Warrant Shares being purchased and the form of exercise elected; and (c) in the case of a Cash Exercise (as defined below), payment of the Aggregate Exercise Price in cash in accordance with Section 3.2 or, in the case of a Cashless Exercise (as defined below), as provided in Section 3.3.

3.2 Cash Exercise. The Holder may elect to pay the Aggregate Exercise Price in cash by delivering to the Company, concurrently with the Notice of Exercise, payment in an amount equal to the Aggregate Exercise Price by wire transfer of immediately available funds to an account designated by the Company, or by certified or bank check payable to the order of the Company (a “Cash Exercise”). A Cash Exercise shall not be effective until the Company has received immediately available funds in an amount equal to the Aggregate Exercise Price.

3.3 Cashless / Net-Issue Exercise. In lieu of paying the Aggregate Exercise Price in cash pursuant to Section 3.2, the Holder may elect, at its sole option, to exercise this Warrant (or any portion hereof) on a cashless or net-issue basis (a “Cashless Exercise”). In the case of a Cashless Exercise, the Holder shall surrender this Warrant (together with a duly executed Notice of Exercise indicating such election) and shall receive, without payment of any cash by the Holder, that number of Warrant Shares computed using the following formula:

X = Y × (A – B) / A

where:

●	X = the number of Warrant Shares to be issued to the Holder in connection with such Cashless Exercise;

●	Y = the total number of Warrant Shares with respect to which this Warrant is being exercised pursuant to such Cashless Exercise;

●	A = the Fair Market Value per share of Common Stock as of the Trading Day immediately preceding the date on which the Notice of Exercise is delivered to the Company; and

●	B = the Exercise Price per share then in effect (as adjusted pursuant to Section 4, if applicable).

No cash shall be payable by the Holder or by the Company in connection with any Cashless Exercise; the Company shall have no obligation to pay cash to the Holder in lieu of issuing Warrant Shares upon a Cashless Exercise, and the Holder shall have no obligation to pay cash to the Company upon a Cashless Exercise. If the foregoing formula would result in a negative number of Warrant Shares (i.e., if the Fair Market Value is less than or equal to the Exercise Price), then no Warrant Shares shall be issuable in a Cashless Exercise and the Holder’s election shall be void.

3.4 Issuance of Warrant Shares; Effectiveness of Exercise. Upon proper exercise of this Warrant (whether by Cash Exercise or Cashless Exercise), the Warrant Shares so purchased shall be deemed to have been issued to the Holder as the record owner thereof as of the close of business on the date of exercise (the “Exercise Date”). Subject to Section 3.5, the Company shall, within five (5) Business Days following the Exercise Date (the “Share Delivery Deadline”), cause to be issued and delivered to the Holder (or to such other person or persons as the Holder may direct in the Notice of Exercise) a certificate or certificates (or, if the Common Stock is uncertificated, a book-entry statement) evidencing the Warrant Shares so purchased. In the event that this Warrant is exercised in part, the Company shall, concurrently with the issuance of such Warrant Shares, execute and deliver to the Holder a new warrant, dated the date hereof and in all other respects identical to this Warrant, evidencing the right to purchase the remaining Warrant Shares not then being purchased.

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3.5 No Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay to the Holder, in cash, an amount equal to such fractional share multiplied by the Fair Market Value per share of Common Stock as of the Exercise Date.

3.6 Taxes. The Company shall pay any and all documentary, stamp or similar issuance or transfer taxes payable with respect to the issuance and delivery of Warrant Shares to the Holder upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of this Warrant or the Warrant Shares to any person other than the Holder, and no such transfer or issuance shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the Company’s reasonable satisfaction, that such tax has been paid.

3.7 Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available, out of its authorized and unissued shares of Common Stock, a sufficient number of shares of Common Stock to permit the full exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of this Warrant in full, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose. The Holder shall be entitled to specific performance of the Company’s obligations under this Section 3.7, in addition to any other remedies available at law or in equity, without the necessity of proving actual damages or posting any bond or other security.

3.8 Valid Issuance. All Warrant Shares issued upon exercise of this Warrant shall, upon issuance and payment of the Exercise Price (or upon a valid Cashless Exercise), be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

SECTION 4. ADJUSTMENTS

4.1 Stock Dividends; Stock Splits; Combinations; Reclassifications. In the event that, at any time or from time to time after the Original Issue Date, the Company shall: (a) pay or make a dividend or other distribution on its Common Stock payable in shares of Common Stock; (b) subdivide the outstanding shares of Common Stock into a larger number of shares (whether by stock split or otherwise); (c) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares (whether by reverse stock split or otherwise); or (d) issue any shares of its capital stock in a reclassification or recapitalization of the Common Stock (other than in connection with a merger or other event governed by Section 4.3), then, in each such case, (i) the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for any such dividend or distribution, or the effective date of any such subdivision, combination or reclassification, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator shall be the number of shares of Common Stock outstanding immediately after such event; and (ii) the number of Warrant Shares shall be correspondingly adjusted such that the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant immediately after such event shall equal the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant immediately before such event. Any adjustment made pursuant to this Section 4.1 shall become effective retroactively to the close of business on the record date for any such dividend or distribution, or shall become effective immediately upon the effective date of any such subdivision, combination, or reclassification.

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4.2 Distributions of Assets, Cash, or Other Securities. If, at any time or from time to time after the Original Issue Date, the Company shall distribute to all holders of its Common Stock (other than in a transaction covered by Section 4.1 or Section 4.3): (a) evidence of indebtedness; (b) assets (excluding cash dividends paid from retained earnings in the ordinary course); (c) rights or warrants to subscribe for or purchase any security; or (d) securities of the Company or any of its subsidiaries, then, in each such case, the Exercise Price shall be reduced by an amount equal to the fair market value of such distribution allocable per share of Common Stock (as determined in good faith by the Board), and the number of Warrant Shares shall be correspondingly increased, in each case effective as of the record date for such distribution. In the alternative, at the election of the Holder, the Company shall provide the Holder with the opportunity to participate in such distribution as if the Holder had exercised this Warrant immediately prior to the record date for such distribution, without being required to actually exercise.

4.3 Reorganization; Merger; Consolidation; Sale of Assets. In the event of any reorganization, reclassification, recapitalization, merger, amalgamation or consolidation of the Company with or into another entity, or in the event of any sale, transfer, lease or conveyance of all or substantially all of the assets of the Company to another entity (each, a “Corporate Event”), proper provision shall be made so that, upon exercise of this Warrant at any time after the consummation of such Corporate Event, the Holder shall be entitled to receive, in lieu of or in addition to the Warrant Shares otherwise issuable upon such exercise, the same kind and amount of securities, cash and/or other property as would have been receivable upon consummation of such Corporate Event by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such Corporate Event (subject to any adjustment made to such consideration on the basis of applicable appraisal or dissenter’s rights). The Company shall not effect any Corporate Event unless, prior to consummation thereof, the successor or acquiring entity (or the Company if it is the surviving entity) shall have assumed, in writing delivered to the Holder, the obligations of the Company under this Warrant, including the obligation to deliver to the Holder the consideration referred to in the preceding sentence. The provisions of this Section 4.3 shall apply similarly and equally to successive Corporate Events.

4.4 Below Market / Dilutive Issuances.

(a) For purposes of this Section, the following terms shall have the meanings set forth below:

“Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 3, deemed to be issued) by the Company after the Issue Date, other than Excluded Securities.

“Applicable Price” means, with respect to any issuance or deemed issuance of Additional Shares of Common Stock, the lowest price per share at which such Additional Shares of Common Stock are issued or deemed to be issued.

“Excluded Securities” means:

(i) shares of Common Stock or options to purchase shares of Common Stock issued to employees, officers, directors or consultants of the Company pursuant to stock option or equity incentive plans duly adopted by the Board;

(ii) shares of Common Stock issuable upon conversion, exchange or exercise of any security outstanding on the Original Issue Date;

(iii) shares of Common Stock issued as consideration in a bona fide acquisition or strategic transaction approved by the Board;

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(iv) shares of Common Stock issued pursuant to any stock split, stock dividend, recapitalization or similar transaction for which adjustment is made pursuant to Section 4.1; or

(v) this Warrant and any shares of Common Stock issuable upon exercise hereof

(b) If at any time or from time to time after the Original Issue Date, the Company issues or is deemed to have issued Additional Shares of Common Stock at a price per share less than the then-current Exercise Price (a “Dilutive Issuance” and such lower price, the “Dilutive Issuance Price”), then, immediately upon each such Dilutive Issuance, the Exercise Price shall be reduced, automatically and without further action by any party, to a price equal to the Dilutive Issuance Price.

(c) For the avoidance of doubt, the adjustment described in Section 4.4 shall be calculated on a full ratchet basis, meaning:

(i) The Exercise Price shall be reduced to equal the lowest price per share at which any Additional Share of Common Stock is issued or deemed to be issued in any Dilutive Issuance, regardless of the number of shares issued at such lower price and without reference to any weighted average calculation;

(ii) Each subsequent Dilutive Issuance shall independently trigger a further downward adjustment to the Exercise Price, with no floor other than the par value of the Common Stock; and

(iii) No upward adjustment to the Exercise Price shall result from a subsequent issuance of Additional Shares of Common Stock at a price equal to or higher than the then-current Exercise Price.

4.5 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares shall be adjusted pursuant to this Section 4, the Company shall, within ten (10) Business Days following the event giving rise to such adjustment, deliver to the Holder a certificate signed by the chief financial officer of the Company setting forth, in reasonable detail: (a) the event requiring the adjustment; (b) the method of calculating the adjustment; (c) the Exercise Price and the number of Warrant Shares after giving effect to such adjustment; and (d) reasonable supporting documentation for such calculation. If the Holder disputes any such adjustment, the Holder shall deliver written notice of such dispute to the Company within fifteen (15) Business Days of receipt of such certificate, specifying in reasonable detail the basis for such dispute. The Company and the Holder shall negotiate in good faith to resolve any such dispute within ten (10) Business Days following the Company’s receipt of the Holder’s dispute notice. If the parties are unable to resolve such dispute within such period, the dispute shall be submitted to an independent, nationally recognized accounting firm mutually agreed upon by the Company and the Holder (or, if the parties cannot agree on such firm within five (5) Business Days, selected in accordance with the procedures set forth in the definition of Fair Market Value), whose determination shall be final and binding on the parties, and the costs of such accounting firm shall be borne by the non-prevailing party. Such certificate shall be conclusive evidence of the correctness of the adjustment absent manifest error.

4.6 Notice of Record Date / Corporate Events. In the event of: (a) the establishment of a record date for any dividend or distribution to holders of Common Stock (including any dividend or distribution payable in shares of Common Stock); (b) any reclassification or reorganization of the Common Stock; or (c) any merger, consolidation or sale of all or substantially all assets to which Section 4.3 applies, the Company shall mail or deliver to the Holder written notice of such event at least thirty (30) days prior to the applicable record date or effective date, as applicable.

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4.7 No Double Adjustment. Notwithstanding any other provision of this Section 4, no single event shall give rise to an adjustment under more than one provision hereof. If a single event would give rise to adjustments under multiple provisions, the Company and the Holder shall cooperate in good faith to determine which provision(s) most appropriately apply, and the Company shall make such adjustment(s) as are equitable in the circumstances, but shall not make duplicative adjustments.

4.8 Minimum Adjustment. No adjustment to the Exercise Price shall be required under this Section 4 unless such adjustment would require an increase or decrease of at least $0.01 in the Exercise Price; provided, however, that any adjustments that are not made by reason of this Section 4.8 shall be carried forward and taken into account in any subsequent adjustment.

SECTION 5. TRANSFERABILITY; LEGEND; SECURITIES LAW COMPLIANCE

5.1 Restrictions on Transfer. This Warrant and the Warrant Shares issuable hereunder have not been registered under the Securities Act or any state securities laws. Neither this Warrant nor any Warrant Shares may be offered, sold, transferred, pledged, hypothecated, or otherwise disposed of except: (a) pursuant to an effective registration statement under the Securities Act covering such securities; (b) pursuant to Rule 144 under the Securities Act (or any successor rule or regulation), if available; or (c) pursuant to another available exemption from the registration requirements of the Securities Act. Any purported transfer in violation of the foregoing shall be null and void and of no force or effect.

5.2 Restrictive Legend. This Warrant, and each certificate or book-entry statement representing Warrant Shares, unless such Warrant Shares are registered under the Securities Act or unless such legend is otherwise not required pursuant to applicable law, shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION OR QUALIFICATION THEREFROM.”

5.3 Legend Removal. The Company shall, upon the written request of the Holder, cause to be issued replacement certificates or book-entry statements without the foregoing legend if: (a) the Warrant Shares represented thereby have been registered under the Securities Act and a current and effective registration statement is available with respect to the resale of such Warrant Shares; or (b) the Holder provides other evidence reasonably satisfactory to the Company that registration is not required with respect to the proposed transfer or continued holding of this Warrant or such Warrant Shares.

5.4 Transfer of Warrant; Assignment. Subject to compliance with Section 5.1, the Holder may transfer or assign this Warrant, in whole or in part, without the prior consent of the Company. Any such transfer shall be registered on the books of the Company upon surrender of this Warrant (or the applicable portion thereof) to the Company at its principal executive offices, accompanied by a duly executed Assignment Form in substantially the form attached hereto as Exhibit B. Upon surrender of this Warrant and delivery of such Assignment Form, the Company shall, within five (5) Business Days, execute and deliver: (a) to the transferee, a new warrant reflecting the transferred portion; and (b) if the transfer is only in part, to the Holder, a new warrant evidencing the remaining portion of this Warrant not so transferred. Any new warrant issued pursuant to this Section 5.4 shall be dated the Original Issue Date of this Warrant and shall be otherwise identical to this Warrant. The Holder and any transferee shall comply with all applicable securities laws in connection with any transfer of this Warrant or the Warrant Shares.

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5.5 Registration Obligations. The Company shall have the obligations set forth in that certain Registration Rights Agreement dated of even date herewith between the Company and the Holder to register the Warrant Shares.

5.6 Investment Representations of Holder. As of the Original Issue Date, the Holder represents and warrants that: (a) the Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act; (b) the Holder is acquiring this Warrant and, upon exercise, will be acquiring the Warrant Shares, for its own account, for investment purposes only, and not with a view to the distribution or resale thereof in violation of the Securities Act or any applicable state securities laws; (c) the Holder has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares; (d) the Holder understands that this Warrant and the Warrant Shares are “restricted securities” as defined in Rule 144 under the Securities Act and may not be transferred except in compliance with Section 5.1; and (e) the Holder has had access to such information regarding the Company as the Holder has deemed necessary in connection with its investment decision.

SECTION 6. MISCELLANEOUS

6.1 No Stockholder Rights Prior to Exercise. Nothing in this Warrant shall be construed to confer upon the Holder, solely by virtue of holding this Warrant and prior to the exercise hereof, any rights as a stockholder of the Company, including the right to vote, receive dividends, consent, or receive notice as a stockholder with respect to any meeting of stockholders or any election of directors. The Holder shall not be entitled to any rights with respect to any shares of Common Stock issuable upon exercise of this Warrant until such time as this Warrant is duly exercised in accordance with Section 3, except as otherwise expressly provided in Section 4 with respect to adjustments for distributions and Corporate Events.

6.2 Amendments; Waivers. This Warrant may not be amended, modified, supplemented, or restated, and no provision hereof may be waived, discharged or terminated, except by a written instrument signed by the Company and the Holder (or, in the case of a waiver, by the party granting such waiver). No waiver of any provision of this Warrant shall operate as a waiver of any other provision hereof, nor shall any single or partial waiver of any right or remedy constitute a waiver of any other right or remedy.

6.3 Notices. All notices, requests, consents, demands, and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given: (a) upon delivery, if delivered personally to the recipient; (b) one (1) Business Day after deposit with a nationally recognized overnight courier service, with delivery charges prepaid; (c) three (3) Business Days after mailing, if sent by certified or registered mail, return receipt requested, postage prepaid; or (d) upon electronic transmission (including email with confirmation of receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Notices shall be addressed as follows:

If to the Company, to:	Phoenix Motor Inc.
1500 Lakeview Loop
Anaheim, CA 92807
Attn: Denton Xiaofeng Peng
Email: denton@phoenixev.ai

If to the Holder, to:	Concrete Jungle Ltd.
Mandar House, 3rd Floor
Johnson’s Ghut
Tortola, VG1110
British Virgin Islands
Attn: Congrui Wang
Email: Chriswangmo@gmail.com

Either party may change its address for notices by delivering written notice to the other party in accordance with this Section 6.3.

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6.4 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

6.5 Jurisdiction; Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, in any action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and hereby irrevocably waives any objection to the laying of venue in such courts and any objection that such courts are an inconvenient forum.

6.6 Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY MATTER ARISING IN CONNECTION HEREWITH OR THEREWITH.

6.7 Entire Agreement. This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, representations, and understandings of the parties with respect to such subject matter. No prior drafts of this Warrant shall be used in the interpretation or construction of this Warrant.

6.8 Severability. If any provision of this Warrant is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under applicable law, such provision shall be modified to the minimum extent necessary to make it legal, valid, and enforceable, and the legality, validity, and enforceability of the remaining provisions of this Warrant shall not be affected or impaired thereby.

6.9 Counterparts; Electronic Signatures. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures transmitted by electronic means (including PDF or other image of a manually signed signature) shall be treated as original signatures for all purposes.

6.10 Headings. The section headings contained in this Warrant are for convenience of reference only and shall not affect the meaning or interpretation of this Warrant.

6.11 Construction. The rules of construction and interpretation specified in Sections 1.2 through 1.4 of the Loan Agreement shall likewise govern the construction and interpretation of this Warrant.

6.12 Successors and Assigns. Subject to Section 5.4, this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective heirs, executors, legal representatives, successors, and permitted assigns. Nothing in this Warrant shall be construed to restrict or limit any transfer by the Company of its obligations hereunder in connection with any merger, acquisition, or sale of all or substantially all assets, provided that the successor or acquiring entity assumes in writing the obligations of the Company hereunder.

6.13 Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon receipt of (a) an affidavit of loss or mutilation and (b) an agreement of indemnity by the Holder in form and substance reasonably satisfactory to the Company (and, in the case of mutilation, surrender of the mutilated Warrant), issue a replacement warrant of like tenor and date.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer as of the Original Issue Date first written above.

PHOENIX MOTOR, INC.,
a Delaware corporation

By:	/s/ Denton Xiaofeng Peng
Name:	Denton Xiaofeng Peng
Title:	Chairman and Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

CONCRETE JUNGLE LTD., a company organized and existing under the laws of the British Virgin Islands

By:	/s/ Congrui Wang
Name:	Congrui Wang
Title:	President

[Signature Page to Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO:	PHOENIX MOTOR INC.

ATTN: [Chief Executive Officer / General Counsel]

The undersigned, being the registered Holder of Common Stock Purchase Warrant No. 1 (the “Warrant”) issued by Phoenix Motor, Inc. (the “Company”), hereby elects to exercise the Warrant with respect to Warrant Shares (the “Exercised Shares”) and:

(Check one)

☐ Cash Exercise (Section 3.2). The undersigned elects to pay the Aggregate Exercise Price by wire transfer / certified check. The Aggregate Exercise Price is $ (i.e., Warrant Shares × $ per share Exercise Price).

☐ Cashless / Net-Issue Exercise (Section 3.3). The undersigned elects to exercise the Warrant on a cashless / net-issue basis pursuant to Section 3.3 of the Warrant. No cash payment accompanies this Notice.

The Exercised Shares shall be issued in the following name and delivered as follows:

Issue to: _____________________

Address: _____________________

DTC Participant / Brokerage Account: _____________________

The undersigned hereby represents and warrants that: (a) it is acquiring the Exercised Shares for its own account, for investment purposes only, and not with a view to distribution in violation of applicable securities laws; and (b) the exercise of the Warrant and the issuance of the Exercised Shares are exempt from registration under the Securities Act pursuant to [Rule 144 / Section 4(a)(2) / other applicable exemption].

Date: _____________________

[_____________________]

By: _____________________

Name: _____________________

Title: _____________________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all right, title and interest in and to the attached Common Stock Purchase Warrant (or the portion thereof described below) of [PEVM full legal entity name]:

Name of Assignee:	_________________
Address of Assignee:	_________________
Portion of Warrant Transferred:	_______________Warrant Shares
Remaining Portion Retained by Assignor:	_______________Warrant Shares

The undersigned hereby irrevocably appoints _____________________ as attorney-in-fact to transfer the said Warrant on the books of the within-named Company.

The undersigned further represents and warrants that the transfer of the Warrant and the Warrant Shares issuable thereunder is being made in compliance with the applicable provisions of Section 5 of the Warrant, including the transfer restrictions set forth therein, and [is exempt from registration under the Securities Act pursuant to _____________________] / [is being made pursuant to an effective registration statement].

The Assignee, by its signature below, acknowledges receipt of a copy of the Warrant, agrees to be bound by all terms and conditions of the Warrant as if it were the original “Holder” named therein, and makes the investment representations set forth in Section 5.6 of the Warrant as of the date of this Assignment.

Date: _____________________

ASSIGNOR:

[_____________________] (or successor Holder)

By: _____________________

Name: _____________________

Title: _____________________

ASSIGNEE:

[_____________________]

By: _____________________

Name: _____________________

Title: _____________________